Exhibit 10(e)

                                              ALLTEL CORPORATION
                                     EXECUTIVE DEFERRED COMPENSATION PLAN

                                         (October 1, 1993 Restatement)


            This plan is hereby amended and restated by ALLTEL Corporation (the "Company"), effective as of October 1, 1993, and is intended to be a continuation of the plan originally effective as of December 1,1982, as amended. The purpose of the deferred compensation plan is to provide to certain key management employees who are selected to participate in the plan the option of deferring a portion of their compensation to be received from the Company or a subsidiary.

                                                   ARTICLE I
                                                  DEFINITIONS
            For the purposes hereof, the following words and phrases shall have the meanings indicated:
             1. "Beneficiary" shall mean the beneficiary or beneficiaries designated in accordance with the Plan to receive the amount of the remaining balance of the Deferred Compensation Account in the event of the death of the Participant prior to his receipt of the entire amount of the Deferred Compensation Account.
             2. "Book Value" of the Company's common stock shall mean the book value of each share of ALLTEL Corporation common stock as of the end of the Year as reflected in its published consolidated financial statements and as computed in accordance with Exhibit A-1 attached hereto.
             3.  "CEO" shall mean the Chief Executive Officer of the Company.
             4. "Company" shall mean ALLTEL Corporation, a Delaware corporation, its successors and survivors resulting from any merger or acquisition of ALLTEL Corporation with or by any other corporation or other entity or enterprise.

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             5.  "Compensation" of an Eligible Employee shall mean the base salary, which may be paid to an Eligible Employee with respect to a Year by the Company or any Subsidiary.
             6. "Deferral Year" shall mean a Year for which Compensation is deferred in accordance with the Plan and in which, in the absence of the deferral, the Compensation otherwise would be paid to the Participant.
             7. "Deferred Compensation Account" shall mean the bookkeeping account on which the amount of Compensation that is deferred by a Participant and any adjustments thereto in accordance with the Plan shall be recorded. A separate Deferred Compensation Account shall be established for each Deferral Year.
             8. "Eligible Employee" shall mean those Employees who are specifically designated as an Eligible Employee by the CEO.
             9. "Employee" shall mean any officer or key management employee of the Company or a Subsidiary who is a regular full time employee of the Company or a Subsidiary. A "full time" employee means any employee who is customarily employed for more than 20 hours per week and at least six months per year.
            10. "Market Value" shall mean the closing sales price of one share of the common stock of the Company on the New York Stock Exchange (or such other securities exchange on which the shares of common stock of the Company are traded) on the last trading day of the Company's fiscal year. If the shares of common stock of the Company are not listed for trading on a securities exchange on the last business day of the Company's fiscal year, then Market Value shall mean the fair market value of one share of common stock of the Company on the last day of the Company's fiscal year as determined by the Board of Directors of the Company in its sole and absolute discretion.

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

            11. "Participant" shall mean an Eligible Employee who has elected to defer payment of all or a portion of his Compensation for a Year in accordance with the Plan.
            12. "Plan" shall mean the deferred compensation plan, as set forth herein, together with all amendments hereto, which Plan shall be called the "ALLTEL Corporation Executive Deferred Compensation Plan".
            13. "Subsidiary" shall mean a corporation of which 50% or more of the issued and outstanding voting stock is owned by the Company or by a Subsidiary.
            14. "Year" shall mean the Company's fiscal year for tax and financial reporting purposes.

                                                  ARTICLE II
                                           DEFERRAL OF COMPENSATION

            1. Eligibility. Any Eligible Employee shall be entitled to elect to defer the payment of all or a portion of his Compensation for any Year in accordance with Section 2 of this Article. An Eligible Employee's entitlement to defer shall cease with respect to the Year following the Year in which he retires, dies, or otherwise terminates his employment with the Company or any Subsidiary, or is removed from the list of Eligible Employees by the CEO.
            2. Election to Defer. An Eligible Employee who desires to defer the payment of all or a portion of his Compensation for any Year must complete and deliver to the Company no later than the last day of the Year prior to the Year for which the Compensation would otherwise be paid an Election Agreement in the form attached hereto as Exhibit B; provided, however, that any person hereafter designated as an Eligible Employee who was not an Eligible Employee on the preceding December 31, may make an election to defer payment of his Compensation, payable subsequent to

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delivery of an Election Agreement, by delivering the Election Agreement to the
Company within 30 days of his designation as an Eligible Employee.
An Eligible Employee, who timely delivers to the Company the Election
Agreement, shall be a Participant. An Election Agreement must be timely completed and delivered for each Year for which Compensation is desired to be deferred, and shall be irrevocable on and after the beginning of the period to which it relates.
            3. Amount Deferred; Period of Deferral. A Participant shall designate on the Election Agreement the percentage of his Compensation for the Year that he wishes to defer. That percentage of Compensation shall be deferred until the termination of the Participant's employment with the Company or any Subsidiary, whether due to retirement, death or otherwise, or until the date specified by the Participant, at which time payment of the amount deferred shall be made in accordance with Sections 5 or 6 of this Article.
            4. Deferred Compensation Account. The amount of Compensation (if any) a Participant elects to defer for each Deferral Year shall be credited to the Deferred Compensation Account of the Participant for that Deferral Year on the date the Compensation otherwise would have been paid to the Participant. As of the close of business on December 31 of the Deferral Year, on each December 31 occurring thereafter, and prior to the date specified by the last sentence of this Section 4, the Participant's Deferred Compensation Account for the Deferral Year shall be credited with earnings in an amount, if any, equal to the greater of (a) or (b) below:
            (a) In the case of the Deferral Year, the total Compensation deferred for that Year and, in the case of any Year subsequent to that Deferral Year, the balance of the Deferred Compensation Account as of the close of business on the immediately preceding December 31 after the crediting required by this Section 4, if any, multiplied by a percentage determined by dividing the cash dividends paid during the current Year (the Year for which the crediting, if any, is to be made) on one share of the Company's common stock by the Book Value for the Year immediately preceding such current Year; or

            (b) In the case of the Deferral Year, the total Compensation deferred for

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            that Deferral Year and, in the case of any Year subsequent to that
            Deferral Year, the balance of the Deferred Compensation account as of the close of business on the immediately preceding December 31 after the crediting required by this Section 4, if any, multiplied by a percentage equal to the sum of (i) and (ii) below:

                    (i) the percentage increase (if any) in the Market Value from the Year immediately preceding the current Year (the Year for which the crediting, if any, is to be made) to the current Year, except that, if the Market
                    Value for such immediately preceding Year is less than the Market Value used in calculating earnings for any preceding Year, then the foregoing percentage increase shall instead be the percentage increase (if any) in the Market Value from the prior highest market value used in calculating earnings to the Market Value for the current Year; and

                    (ii) a percentage determined by dividing the cash dividends paid during the current Year (the Year for which the crediting, if any, is to be made) on one share of the Company's common stock by the Market Value for the Year immediately preceding the current Year.

                    In the event of any change in the Company's fiscal year,such appropriate adjustments to the crediting provided for in this Section 4 to reflect such change in fiscal year shall be made as the Board of Directors of the Company in its sole and absolute discretion shall determine. In addition, the Board of Directors shall make appropriate adjustments to cash dividends, Market Value and Book Value to reflect stock splits, stock dividends, recapitalizations, mergers, acquisitions, and similar changes.

                    As of the close of business on the date of termination of a Participant's employment with the Company and any Subsidiary, death of the Participant, or if earlier, on the date elected by the Participant for commencement of payments, the then current balance of his Deferred Compensation Account(s) shall be paid pursuant to Section 5 or Section 6 of Article II.
If such date occurs on any date other than December 31, the portion of his Deferred Compensation Account(s) consisting of Compensation and earnings previously credited thereon that related to elections made by

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

the Participant prior to February 18, 1993 (the "Separate Portion") shall not be credited as provided in this Section 4 for the Year in which such date occurs, but instead shall be credited with interest on the basis specified in Section 5 of this Article II from January 1 of the Year in which such date occurs through such date (after which the provisions of Section 5 of this Article II shall apply).

            5. Payment of Deferred Compensation. The amount of the Participant's Deferred Compensation Account, together with any interest and earnings credited to the Deferred Compensation Account in accordance with this
Section 5, shall be paid to the Participant in a lump sum or in a number of approximately equal annual installments (not more than 15), as designated by the Participant on the Election Agreement. The amount of a Deferred Compensation Account remaining unpaid shall bear interest or be credited with earnings, beginning on the date of the termination of a Participant's employment with the Company and/or any Subsidiary, the date of death of a Participant or, if earlier, on the date elected by a Participant for commencement of payments, and continuing until the lump sum payment or the last annual install-ment is made, at which time the entire remaining balance shall be paid to the Participant. In the case of any Separate Portion, interest to be credited thereon shall be credited at the end of each calendar quarter or, if earlier, on the date the Separate Portion and any earnings thereon (a "Separate
Portion Balance") is paid in full, at the rate in effect at the beginning of each calendar quarter at Society National Bank or its successor for one year Certificates of Deposit. In the case of the remaining portion of a Participant's Deferred Compensation Account (the "Remaining Portion"), earnings thereon shall be credited at the end of each Year or, if earlier, on the date the Remaining Portion and any earnings thereon are paid in full, at the rate determined in accordance with Section 4 of this Article for the corresponding period, except that, in the case of a final payment or installment payable as of a date other than December 31, earnings thereon shall be credited using the rate applicable for the Year immediately preceding the Year in which the final payment or installment is payable. The lump sum payment or the first annual installment, as the case may be, shall be made on the March 1 next following the end of the Year in which the Participant's employment with the Company

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

and/or any Subsidiary terminates or the Particpant's death occurs, unless the Participant has elected to commence payment on one of the following dates:
(i) a specified date (payment to be made within one month thereafter, but not earlier than March 1 of the year of the specified date); (ii) the date of the Participant's retirement and termination of employment is by retirement (payment to be made within one month thereafter but not earlier than March 1 of the Year of the Participant's retirement); or (iii) one year after the date of the Participant's retirement and termination of employment is by retirement. In the event a Participant makes different elections as to lump sum payment or a number of equal annual installments or as to the time for commencement of payments with respect to compensation deferred for different years, for purposes of determining the amount to be paid under each election, the Participant shall be treated as having a separate Deferred Compensation Sub-Account for compensation deferred pursuant to differing elections.

            6. Death of Participant. In the event of the death of a Participant, the amount of the Participant's Deferred Compensation Account shall be paid to the Beneficiary, designated in a writing in the form attached hereto as Exhibit C, in accordance with the Participant's Election Agreement and
Section 5 of this Article. A Participant's Beneficiary designation may be changed at any time prior to his death by execution and delivery of a new beneficiary designation form. The Beneficiary designation on file with the Company at the time of the Participant's death which bears the lates date shall govern, and any Beneficiary designation received thereafter shall be disregarded. In the absence of a Beneficiary designation or the failure of a Beneficiary to survive the Participant, the amount of the Deferred Compensation Account shall be paid to the Participant's estate in a lump sum ninety days after the appointment of an executor or administrator, notwithstanding the Election Agreement and Section 5 of this Article. In the event of the death of a Beneficiary after the death of the Participant,

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

the remaining amount of the Deferred Compensation Account shall be paid to the Beneficiary's estate in a lump sum ninety days after the appointment of an executor or administrator.

            7. Small Payments. Notwithstanding the foregoing, if the annual installment payments elected by a Participant would result in an annual payment of less than $500.00, the entire amount of the Deferred Compensation Account shall be paid in a lump sum in accordance with Section 5 of this Article.
            8. Acceleration. Notwithstanding the foregoing, the Compensation Committee of the Board of Directors may, in its sole discretion, accelerate the making of payment of the amount of a Participant's Deferred Compensation Account in the event of financial hardship of the Participant due to causes not within the control of the Participant. In addition, the entire amount of the Participants' Deferred Compensation Accounts will be paid in a lump sum to the Participants or their Beneficiaries in the event of the acquisition of substantially all of the assets of the Company or more than fifty percent
(50%) of its stock by any person, firm, corporation or group of related corporations, in a transaction or transactions not approved by the Board of Directors of the Company if, and to the extent that, the Compensation Committee of the Board of Directors determines, prior to the conclusion of the foregoing transaction or transactions, that accelerating the foregoing payments would be in the best interests of the Participants.

                                       ARTICLE III
                                     ADMINISTRATION
            The Company shall be responsible for the general administration of the Plan and for carrying out the provisions hereof. The Company shall have all such powers as may be necessary to carry out the provisions of the Plan, including the power to determine all questions relating to eligibility for and the amount in the Deferred Compensation Account and all questions pertaining to claims for benefits and procedures for claim review; to resolve all other questions arising under the Plan, including any questions of construction; and to take such further action as the Company shall deem advisable in the administration of the Plan. The actions taken and the decisions made by the Company hereunder shall be final and binding upon all interested parties. In accordance with the provisions of Section 503 of the Employee Retirement Income Security Act of 1974, the Company shall provide a procedure for handling claims of Participants or their Beneficiaries under this Plan. Such procedure shall be in accordance with regulations issued by the Secretary of Labor and shall provide adequate written notice within a reasonable period of time with respect to the denial of any such claim as well as a reasonable opportunity for a full and fair review by the Company of any such denial. The Company shall prepare and deliver to each participant by March 1 of each Year, a statement of his Deferred Compensation Account.

                                                  ARTICLE IV
                                           AMENDMENT AND TERMINATION

            The Company reserves the right to amend or terminate the Plan at any time by action of its Board of Directors; provided, however, that no such action shall modify any election by a Participant or deny any benefit under the Plan applicable to Compensation deferred by a Participant prior to the date of such amendment or termination unless the Participant consents thereto.

                                                   ARTICLE V
                                                 MISCELLANEOUS

            1. Nonalienation of Deferred Compensation. No Participant or Beneficiary shall encumber or dispose of his right to receive any payments hereunder, without the written consent of the Company. If a Participant or Beneficiary without the written consent of the Company attempts to assign, transfer, alienate or encumber his right to receive any payment hereunder or permits the same to be subject to alienation, garnishment, attachment, execution or levy of any kind, then thereafter during the life of such Participant or Beneficiary and also during any period in which any Participant or Beneficiary is incapable in the judgment of the Company of attending to his financial affairs, any payment which the Company is required to make hereunder may be made, in the discretion of the Company, directly to him or to any other person for his use or benefit or that of his dependents
(if any) including any person furnishing goods or services to or for his use or benefit or the use or benefit of his dependents (if any).
Each such payment may be made without the intervention of a guardian, the receipt of the payee shall constitute a complete acquittance to the Company with respect thereto, and neither the Company, nor any Subsidiary shall have any responsibility for the proper application thereof.


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

            2. Plan Noncontractual. Nothing herein contained shall be construed as a commitment or agreement on the part of any person employeed by the Company or any Subsidiary to continue his employment with the Company or Subsidiary, and nothing herein contained shall be construed as a commitment or agreement on the part of the Company or any Subsidiary to continue the employment or the annual rate of compensation of any such person for any period, and all Employees shall remain subject to discharge to the same extent as if the Plan had never been put into effect.
            3. Interest of Employee. The obligation of the Company under the Plan to make payment of amounts reflected on the Deferred Compensation Account merely constitutes the unsecured promise of the Company to make payments from its general assets as provided herein, and no Participant or Beneficiary shall have any interest in, or a lien or prior claim upon, any property of the Company or any Subsidiary.
            4. Claims of Other Persons. The provisions of the Plan shall in no event be construed as giving any person, firm or corporation any legal or equitable right as against the Company or any Subsidiary, their officers, employees, or directors, except any such rights as are specifically provided for in the Plan or are hereafter created inaccordance with the terms and provisions of the Plan.
            5. Severability. The invalidity and unenforceability of any particular provision of the Plan shall not affect any other provision hereof, and the Plan shall be construed in all respects as if such invalid or unenforceable provision were omitted herefrom.
            6. Governing Law. The provisions of the Plan shall be governed and construed in accordance with the laws of the State of Delaware.
            7. Prior Plan Provisions. Notwithstanding any other provision herein to the contrary, any provision of this plan as in effect prior to this amendment and restatement as of October 1, 1991 (the "Prior Plan Provisions"), including, without limitation, any amendment to the Prior Plan Provisions made before or after this amendment and restatement, that operates with respect to periods or events occurring prior to the effective date of this amendment and restatement of the Plan shall if applicable and as appropriate, be taken into account under the Plan as amended and restated herein, including, without limitation, any elections, consents, "crediting" of Deferred Compensation Accounts, conversion of "Book Value Shares" to "dollars," and effective date and transition provisions of any amendment to the Prior Plan Provisions.

                                                               Exhibit A

                                              ALLTEL CORPORATION
                                          DEFERRED COMPENSATION PLAN
                                              EXAMPLE OF DEFERRAL


I.   Assumptions

     December 31, 19X1 Book Value* = $14                 Market Value** = $30

     December 31, 19X2 Book Value* = $16                 Market Value** = $33

     December 31, 19X3 Book Value* = $17                 Market Value** = $31

     December 31, 19X4 Book Value* = $19                 Market Value** = $36

     December 31, 19X5 Book Value* = $21                 Market Value** = $39

     Participant elects to defer $12,000 for 19X2.

     Common stock cash dividends = $.32 per share per quarter, payable to shareholders of record 3 days after the end of the quarter.

     Participant elects payment in lump sum one month after retirement.

     Participant retires as of January 1, 19X6.

     Certificate of Deposit rate is 8.25% per annum.


II.  Results***

     19X2

     December 31, 19X2 - The Participant's Deferred Compensation Account for the 19X2 Year has $12,000 deferred in 19X2.

     The percentage increase in the value of the Participant's Deferred Compensation Account for 19X2 is the greater of A or B, as follows:

     A.     19X2 dividends per share/19X1 Book Value per share $1.28/$14 = 9.14%



*    Method of computing Book Value is shown in Exhibit A-1.
**   Market Value as of the last trading day of the Company's fiscal year.
*** Rounded to the nearest hundredth.


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


     B.   1.   (a)    Market Value of share at 12/31/X1 = $30
               (b)    Market Value of share at 12/31/X2 = $33
               (c)    Highest prior year-end Market Value per share does not
                      apply.

               Percentage change in Market Value between (a) and (b) = 10.00%

          2. 19X2 dividends per share/19X1 Market Value per share $1.28/$30 = 4.27%

          Total percentage increase is the sum of B.1. and B.2. above = 14.27%

     The value of the Deferred Compensation Account is increased by $12,000 x 14.27%, which equals 1,712.40.



     19X3

     December 31, 19X3 - The Participant's 19X2 Deferred Compensation Account has $13,712.40.

     The percentage increase in the value of the Participant's 19X2 Deferred Compensation Account for 19X3 is the greater of A or B, as follows:

     A.   19X3 dividends per share/19X2 Book Value per share $1.28/$16 = 8.00%

     B.   1.   (a)    Market Value of share at 12/31/X2 = $33
               (b)    Market Value of share at 12/31/X3 = $31
               (c)    Highest prior year-end Market Value per share does not
                      apply.

               Percentage change in Market Value between (a) and (b) = (6.06%)%

          2.   19X3 dividends per share/Market Value per share $1.28/$33 = 3.88%

          Total percentage increase (decrease) of B.1. and B.2. above = (2.18%)

     The value of the Deferred Compensation Account is increased by $13,712.40 x 8.00%, which equals $1,096.99.

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

     19X4

     December 31, 19X4 -The Participant's 19X2 Deferred Compensation Account has $14,809.39.

     The percentage increase in the value of the Participants 19X2 Deferred Compensation Account for 19X4 is the greater of A or B as follows:

     A.   19X4 dividends per share/19X3 Book Value per share $1.28/$17 = 7.53%

     B.   1.   (a)    Market Value of share at 12/31/X3 = $31
               (b)    Market Value of share at 12/31/X4 = $36
               (c)    Highest prior year-end Market Value per share = $33 (19X2)

               Percentage change in Market Value between (a) and (b) = 16.13%

               If (c) is greater than (a), however, the percentage change will be the greater of the percentage change between (c) and (b), or 0%.

               Percentage change in Market Value between (c) and (b) = 9.09%.

          2. 19X4 dividends per share/19X3 Market Value per share $1.28/$31 = 4.13%

          Total percentage increase (decrease) of B.1. and B.2. above = 13.22%

     The value of the Deferred Compensation Account is increased by $14,809.39 x 13.22%, which equals $1,957.80.

     19X5

     December 31, 19X5 -The Participant's 19X2 Deferred Compensation Account has $16,767.19.

     The percentage increase in the value of the Participant's 19X2 Deferred Compensation Account for 19X5 is the greater of A or B as follows:

     A.   19X5 dividends per share/19X4 Book Value per share $1.28/$19 = 6.74%

     B.   1.   (a)    Market Value of share at 12/31/X4 = $36
               (b)    Market Value of share at 12/31/X5 = $39
               (c)    Highest prior year-end Market Value per share does not
                      apply.

               Percentage change in Market Value between (a) and (b) = 8.33%

          2. 19X5 dividends per share/19X4 Market Value per share $1.28/$36 = 3.56%

          Total percentage increase (decrease) of B.1. and B.2. above = 11.89%

     The value of the Deferred Compensation Account is increased by $16,767.19 x 11.89%, which equals $1,993.62.

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

     19X6

     January 1, 19X6 - The value of the Participant's 19X2 Deferred Compensation Account is $18,760.81.

     March 1, 19X6 - The Participant's 19X2 Deferred Compensation Account has $18,760.81 + $257.96 interest (two months at 8.25%). $19,018.77 is paid to the Participant on March 1, 19X6, based on a deferral of $12,000 during 19X2.


NOTE:

     If the above example were to start with an election made after February 17, 1993, the first payment on March 1, 19X6 would include two months earnings at 11.89%, (the prior years earnings rate), instead of the two months interest at 8.25% as shown above.

                                                                Exhibit A-1
                                              ALLTEL CORPORATION
                                                  EXAMPLE OF
                                       BOOK VALUE PER SHARE COMPUTATION




     Audited Consolidated Accounts on                              As of
        the Books of the Company                            December 31, 19X1


     Common Stock                                            $  79,219,000

            plus

     Additional Capital                                        316,714,000

            plus

     Retained Earnings                                         609,402,000

            equals

     Total Book Value                                        $1,005,335,000

     Total Common Shares Authorized,
            Issued and Outstanding
            (Excludes Treasury Shares)
            at December 31                                       79,219,000

     Book Value Per Share                                            $12.69

                                                                 Exhibit B




                                     EXECUTIVE DEFERRED COMPENSATION PLAN
                                              ELECTION AGREEMENT


                  I,                                          ,
hereby elect to participate in the ALLTEL Corporation Deferred Compensation Plan, as amended (the "Plan"), with respect to the Compensation which I may receive from the Company or a Subsidiary for services rendered in the Year
ending December 31,         .
                  I hereby irrevocably elect to defer under the Plan the payment
of          percent (      %) of the Compensation which I otherwise would be
entitled to receive for such Year and authorize the Company to credit my Deferred Compensation Account under the Plan to reflect such amount.
                  I understand that execution of this irrevocable Election Agreement shall not be construed as giving me any rights to receive any Compensation or right to be retained in the employ of the Company or a Subsidiary.

             Please defer the percentage of my Compensation specified above for the following deferral term (check one):


            1. UNTIL MARCH 1, NEXT FOLLOWING THE END OF THE YEAR IN WHICH MY EMPLOYMENT WITH THE COMPANY TERMINATES. (I understand that if I make this election, and, for example, terminate my employment on June 1 of a Year, my Deferred Compensation Account for this deferral will be credited with earnings thereon, at the rate determined in accordance with Article II, Section 5, of the Plan, and a payment will be made to me on March 1, of the following Year.)

            2. UNTIL THE DATE OF MY RETIREMENT. This election is effective only if termination of employment is by retirement.
                 If not, election 1 will automatically apply. A payment will be made within one month after retirement, but not earlier than March 1 of the year of my retirement. (I understand that if I make this election and, for example, retire on June 1 of a Year, my Deferred Compensation Account for this deferral will be credited with earnings thereon, at the rate determined in accordance with Article II, Section 5 of the Plan, and a payment will be made to me by July 1. On the other hand, if I retire on December 31 of a Year, my Deferred Compensation Account for this deferral will be credited with earnings in the manner described above, as of the next day, January 1, and a payment will be made to me on the following March 1.)

            3.   UNTIL ONE YEAR AFTER THE DATE OF MY RETIREMENT.  This election is effective only if termination of employment is by retirement.
                 If not, election 1 will automatically apply. (I understand that if I make this election, and, for example, retire on June 1 of a Year, my Deferred Compensation Account for this deferral will be credited with earnings thereon, at the rate determined in accordance with Article II, Section 5, of the Plan, and a payment will be made to me on June 1 of the following Year.)

            4.   UNTIL                                    (SPECIFY DATE).
                 Payment will be made within one month after the specified date, but not earlier than March 1 of the year of the specified date. A deferral term of one year or more, with payout during active employment, is permissible under the Plan. (I understand that if I make this election and, for example, specify January 1, 19X6 as the payment date, my Deferred Compensation Account for this deferral will be credited with earnings thereon, at the rate determined in accordance with
                 Article II, Section 5, of the Plan, and a payment will be made to me on March 1, 19X6. If I specify any date after January 1 of a Year, my Deferred Compensation Account for this deferral will be credited with earnings in the manner described above, and a payment will be made to me as soon as possible, but within one month of the specified date.)

            Please make payment of the above-specified percentage of my Compensation together with all amounts reflected on my Deferred Compensation Account attributable thereto in accordance with Section 4 of Article II of the Plan as follows (check one):


            1.   Pay in a lump sum on the date checked above.

            2.   Pay in             equal annual installments, beginning on the
                 date elected above. The number of annual installments cannot exceed 15.


            I acknowledge that I have reviewed the Plan and understand that my participation will be subject to the terms and conditions in the Plan.

                I acknowledge that I have been advised to consult with my own tax and estate planning advisors before making this election to defer in order to determine the tax effect of my participation in the Plan and its effect in conjunction with the other benefits of the Company or a Subsidiary to which I may be entitled.

Dated this          day of                      ,         .




                                                                  (Signature)


                                                         (Print or type name)


The foregoing Election to Participate is acknowledged as of the date of execution above written.

ALLTEL CORPORATION

By

 Title:


                           *      *      *      *      *

                I hereby elect not to participate in the Plan with respect to the Compensation which I may receive from the Company or a Subsidiary for
services rendered in the Year ending December 31,      .


Dated this      day of                 ,      .




                                                                (Signature)


                                                        (Print or type name)

                                                                 Exhibit C



                              DEFERRED COMPENSATION PLAN
                               BENEFICIARY DESIGNATION


                In accordance with the terms and conditions of the ALLTEL Corporation Executive Deferred Compensation Plan (the "Plan"),
I hereby designate the person indicated below as my beneficiary to receive the amounts payable under said Plan.

      Name       Address                   Relationship




      I hereby expressly revoke all prior designations of beneficiaries, reserve the right to change the beneficiary herein designated, and agree that the rights of said beneficiary shall be subject to the terms of said Plan.


 (Date)                                                         (Signature)


                                                         (Print or type name)


The foregoing Beneficiary Designation
is acknowledged as of the date of
execution above written.

ALLTEL CORPORATION

By

 Title: